EXHIBIT 16.1

[LETTERHEAD OF JEWETT, SCHWARTZ, & ASSOCIATES]

US Securities and Exchange Commission

Washington, DC 20549

Dear Sirs:

We have read the statements of Non-Invasive Monitoring Systems, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated September 6, 2006 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Jewett, Schwartz, & Associates

Hollywood, FL

September 6, 2006